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                                                                    EXHIBIT 23.2


                   CONSENT OF KIM & LEE, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hanmi Financial Corporation, pertaining to the Hanmi Financial Corporation Year 2000 Stock Option Plan, of our report dated February 25, 2000 with respect to the consolidated financial statements of Hanmi Financial Corporation incorporated by reference in its Registration Statement on Form S-4 (333-32770), and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                                   Kim & Lee LLP

Los Angeles, California
July 31, 2000